877 North 8th West, Riverton, WY  82501 USA, Ph:  (307) 856-9271, Fx:  (307) 857-3050, www.usnrg.com

For Immediate Release

U.S. ENERGY CORP. UPDATES DRILLING PROGRAM WITH RIDGELAND WYOMING INC.

RIVERTON, Wyoming – February 3, 2009 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in molybdenum, oil and gas, geothermal, and real estate assets, today provided an update on the first well drilled with Ridgeland Wyoming, Inc. ("Ridgeland"), a private Utah-based oil and gas company.  The well was drilled to a total depth of approximately 6,000 feet and on Friday January 30, 2009 was determined to be non-productive and has subsequently been plugged and abandoned.

“U.S. Energy continues to examine a range of opportunities across the United States to grow our oil and gas portfolio, both through the drill bit and the acquisition of existing production, focusing on managing risk and maximizing returns,” stated Keith Larsen, CEO of U.S. Energy Corp.  “We have moved quickly to advance projects in the early part of the year, and although this well was deemed to be non-productive, we remain committed to growing our production to approximately 7,000 MCFE/D as we exit 2009.”

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Press Release
February 3, 2009

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in molybdenum, oil and gas, geothermal and real estate assets.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

Note Regarding Mcfe

In this press release, Mcfes are derived by converting oil to gas in the ratio of one barrel of oil to six thousand cubic feet of gas (1 bbl:6 Mcf).  One thousand cubic feet of gas equivalent ("Mcfe") amounts may be misleading, particularly if used in isolation.  A Mcfe conversion ratio of 1 bbl of oil to 6 Mcf of natural gas is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value of equivalency at the well head.

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Disclosure Regarding Mineral Resources Under SEC and Canadian Regulations; and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  An example is Sutter Gold Mining Inc.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1 800 776 9271
Reggie@usnrg.com

Nick Hurst
The Equicom Group
Investor Relations
403 538 4845
nhurst@equicomgroup.com